UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

(Amendment No. 3)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2301143
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☐

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:  None

Explanatory Note

This Amendment No. 3 (this “Amendment”) amends the Form 8-A, as most recently amended on May 14, 2010, of BioSante Pharmaceuticals, Inc., a Delaware corporation (“BioSante”), to reflect the fact that, effective as of 5:01 p.m. on July 17, 2013, the name of BioSante has changed to “ANI Pharmaceuticals, Inc.”

Item 1.  Description of Registrant’s Securities to Be Registered.

The description of the general terms and provisions of the common stock is incorporated herein by reference to the description included under the caption  “Description of BioSante Capital Stock” of the joint proxy statement/prospectus included in the Registration Statement on Form S-4 (File No. 333-188174) filed by BioSante with the Securities and Exchange Commission on April 26, 2013 (the “S-4”).  Effective as of 5:01 p.m. on July 17, 2013, the name of BioSante has changed to “ANI Pharmaceuticals, Inc.”

Item 2.  Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to BioSante’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 14, 2009 (File No. 001-31812))

3.2	Amendment to Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to BioSante's Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 1, 2012 (File No. 001-31812))

3.3	Amendment to Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to BioSante's Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 18, 2013 (File No. 001-31812))

3.4	Amended and Restated Bylaws of BioSante Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to BioSante's Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 11, 2010 (File No. 001-31812))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

	By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold
Vice President and Chief Financial Officer

Dated: July 19, 2013